CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-226789 and 333-234133) and Form S-8 (No. 333-232600) of Loop Industries, Inc. of our report dated May 28, 2021 relating to the financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Montréal, Canada
May 28, 2021